RETENTION AGREEMENT

THIS RETENTION AGREEMENT (this “Agreement”) is made and entered into as of      , 2006, by and between Encore Credit Corp. (the “Company”) and      (“Employee”).

WHEREAS, Employee is currently employed by the Company or one of its subsidiaries as its      ;

WHEREAS, the Company is exploring alternatives to maximize shareholder value, including the potential merger of the Company with another entity or the sale of all or substantially all of the assets and/or liabilities or capital stock of the Company (referred to herein as a “Transaction”);

WHEREAS, the Company believes it is in the best interest of the Company to provide Employee with an incentive to remain with the Company while the Company explores its alternatives and to be available to the successor or acquirer of the Company for a period of time after a Transaction; and

WHEREAS, Employee wishes to assist the Company in exploring its alternatives and consummating a Transaction and to continue to perform Employee’s present responsibilities and support this transition and overall Company business operations in a manner consistent with Employee’s past high-level performance.

THEREFORE, in exchange for the foregoing premises and the consideration set forth below, the Employee and the Company (collectively, the “Parties”) hereby agree as follows:

1. RETENTION BONUS

Employee shall be eligible to receive a retention Bonus of $     (the “Retention Bonus Amount”), less applicable withholding, upon the following terms:

To be eligible to receive the Retention Bonus Amount, Employee must be employed by ECC, a subsidiary of ECC, or a successor in interest to ECC or ECC’s subsidiaries’ business (collectively the “Business”), as of [     ] (the “Retention Bonus Date”). If Employee: (i) terminates his/her employment with the Business; (ii) refuses to accept employment offered by a successor in interest to the Company or its business for any reason; or (iii) the Company terminates Employee’s employment with “Cause”, as defined in Section 3 below, on or before the Retention Bonus Date, the Retention Bonus Amount shall not be earned, in whole or in part. However, if the Business terminates Employee’s employment other than for Cause prior to the Retention Bonus Date, Employee shall be paid the Retention Bonus Amount on the date of such termination. If the Retention Bonus Amount is earned, it shall be paid on the Retention Bonus Date.

2. TRANSACTION BONUS [INSERT AS APPLICABLE]

Employee shall be eligible to receive a transaction bonus of $     (the “Transaction Bonus Amount”), less applicable withholding, upon the following terms:

If a Transaction occurs on or before March 31, 2007, and Employee is employed by ECC or one of its subsidiaries as of the date of the consummation of the Transaction, Employee shall be entitled to the Transaction Bonus Amount, which shall be payable within 15 business days following the closing of the Transaction.

3. DEFINITIONS

3.1 Cause. For purposes of this Agreement, “cause” shall mean:

(a) Employee’s conviction of or plea of nolo contender to a felony or any crime involving moral turpitude;

(b) Employee’s commission of any act of theft, embezzlement or misappropriation against the Company;

(c) Employee’s failure to substantially perform Employee’s duties hereunder (other than such failure resulting from Employee’s incapacity due to physical or mental illness), which failure is not remedied within thirty (30) days after written demand for substantial performance is delivered by the Company which specifically identifies the manner in which the Company believes that Employee has not substantially performed Employee’s duties; or

(d) Employee’s material breach of his/her obligations under this Agreement, which breach is not remedied within thirty (30) days after written notice is delivered by the Company which specifically identifies the breach that the Company believes has occurred.

(e) Employee has failed to perform Employee’s duties with appropriate diligence, effort and skill (other than such failure resulting from Employee’s incapacity due to physical or mental illness) as determined by the Company’s Chief Executive Officer, which failure has not been remedied within thirty days after written notice specifying the failure was delivered by the Chief Executive Officer to Employee.

4. EMPLOYMENT STATUS AND EMPLOYMENT AGREEMENTS

If Employee and the Company or any of its subsidiaries have entered into a written employment agreement, this Agreement shall not modify, amend or supersede the parties’ rights under such employment agreement. No bonus provided under this Agreement shall be considered in determining any severance or other payment required by such employment agreement. If Employee does not have a written employment agreement with the Company providing to the contrary, Employee acknowledges that Employee remains employed “At-will”, which means that either the Company or Employee may terminate the employment relationship at any time, with or without cause, and the Company may alter the terms and conditions of employment at any time, with or without cause.

5. GENERAL PROVISIONS

5.1 Assignment; Binding Effect. Neither the Company nor Employee may assign, delegate or otherwise transfer this Agreement or any of their respective rights or obligations hereunder without the prior written consent of the other party. Provided, however, that in the event of a Transaction involving that portion of the Company or its subsidiaries’ business in which Employee is employed, the Company shall endeavor to obtain the assumption of this Agreement by the successor and may assign its rights and obligations under this Agreement to such successor without the consent of Employee. Any attempt to make an assignment or delegation prohibited by this Agreement shall be void. This Agreement shall be binding upon and inure to the benefit of any permitted successors or assigns of the parties and the heirs, executors, administrators and/or personal representatives of Employee.

5.2 Notices. All notices, requests, demands and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method with electronic confirmation of receipt; the day after it is sent, if sent for next-day delivery to a domestic address by recognized overnight delivery service (e.g., FedEx); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Company:	Encore Credit Corp.
Attn: General Counsel
1833 Alton Parkway
Irvine, California 92606
Facsimile: (949) 856-4948
If to Employee:	—
Facsimile: _______________________

Any party may change its address for the purpose of this Section 9.2 by giving the other party written notice of its new address in the manner set forth above.

5.3 Entire Agreement. This Agreement constitutes the entire agreement of the parties, and supersedes all prior agreements, with respect to the subject matter hereof. Neither party may rely upon any prior or concurrent negotiations, discussions, representations, agreements or promises of any kind whatsoever. This Agreement does not alter or supercede any agreements between the parties concerning disclosure or use of confidential information, or assignment of intellectual property rights.

5.4 Amendments; Waivers. This Agreement may be amended or modified, and any of the terms and covenants may be waived, only by a written instrument executed by the parties hereto, or, in the case of a waiver, by the party waiving compliance. In the case of the Company, only a written instrument signed by the Chief Executive Officer of the Company may authorize an amendment, modification or waiver. Any waiver by any party in any one or more instances of any term or covenant contained in this Agreement shall neither be deemed to be nor construed as a further or continuing waiver of any such term or covenant of this Agreement.

5.5 Provisions Severable. In case any one or more provisions of this Agreement shall be invalid, illegal or unenforceable, in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not, in any way, be affected or impaired thereby.         .

5.6 Attorneys’ Fees. If any legal action, arbitration or other proceeding, is brought for the enforcement of this Agreement, the prevailing party shall be entitled to payment of any attorneys’ fees and other costs incurred by him, her or it in that action or proceeding.

5.7 Governing Law. This Agreement shall be construed, performed and enforced in accordance with, and governed by the laws of the State of California without giving effect to the principles of conflict of laws thereof.

5.8 Headings. The headings of sections of this Agreement are for the convenience of the parties and shall have no legal effect.

5.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

5.10 Confidentiality. By signing this Agreement, Employee agrees to keep the existence, as well as the specific terms of this Agreement confidential, and not to disclose the same to anyone other than the adult members of Employee’s immediate family who understand and agree to keep the terms confidential and to Employee’s legal and tax advisors.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

THE COMPANY:

Encore Credit Corp., a California corporation By: _______________________ Its: _______________________ EMPLOYEE:

__________________________________ [Print Name] _____________________ Date _____________________ Date